UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Cantor Fitzgerald Income Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation)

81-1310268

(I.R.S. Employer Identification No.)

110 E. 59th Street, New York, New York

(Address of principal executive offices)

10022

(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which registered
9.50% Series A Cumulative Redeemable Preferred Stock	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates:

File No. 333-294576

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

INFORMATION REQUIRED

IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

This registration statement relates to the registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the 9.50% Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”), $0.01 par value per share, of Cantor Fitzgerald Income Trust, Inc., a Maryland corporation (the “Company”). The description of the Series A Preferred Stock set forth under the caption “Description of Capital Stock and Securities Offered—Preferred Stock—Series A Preferred Stock” in the prospectus forming a part of the Company’s Registration Statement on Form S-11 (Registration No. 333-294576) (the “Registration Statement”), that was initially filed with the U.S. Securities and Exchange Commission (the “Commission”) on March 24, 2026 and was declared effective by the Commission on March 30, 2026, is incorporated herein by reference. The description of the Series A Preferred Stock set forth in the prospectus relating to the Registration Statement to be filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated herein by reference.

Item 2.  Exhibits.

Pursuant to the instructions as to exhibits for Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered with the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CANTOR FITZGERALD INCOME TRUST, INC.

Date: March 30, 2026	By:	/s/ William Ferri
William Ferri
Chief Executive Officer